                                                        Registration No.________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               THE TIMKEN COMPANY
             (Exact name of registrant as specified in its charter)


         Ohio                                               34-0577130
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           identification No.)


                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
                                 (216) 438-3000
           (Address of principal executive offices including zip code)


                                 Larry R. Brown
                       Vice President and General Counsel
                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
                                 (330) 438-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)




         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
      Title of securities to            Amount to be             Proposed            Proposed maximum           Amount of
          be registered                registered (1)            maximum            aggregate offering      registration fee
                                                             aggregate price             price(2)
                                                              per share (2)
-----------------------------------------------------------------------------------------------------------------------------
           Common Stock
        without par value              500,000 shares             $45.75               $22,875,000              $6,931.82

=============================================================================================================================

(1) Such additional indeterminable number of shares of Common Stock is hereby registered as may be required by reason of any stock dividend or stock split that may occur with respect thereto.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on December 3, 1996.


         IN ACCORDANCE WITH RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-62904 ON FORM S-3.

                               THE TIMKEN COMPANY
                           Dividend Reinvestment Plan
                                    Shares of
                                  Common Stock
                               (Without Par Value)


         The Timken Company Dividend Reinvestment Plan provides an economical and convenient method for the holders of shares of The Timken Company's ("Timken" or the "Company") Common Stock to purchase additional shares of Common Stock at a 5% discount from market price and without payment of a brokerage commission or service charge.

         Timken has authorized the issuance of, and has registered for purchase under the Plan, a total of 2,550,000 shares of Common Stock. As of September 30, 1996, 1,950,475 of such shares have been issued under the Plan. The
Company reserves the right to suspend modify or terminate the Plan at any time. It is suggested that this Prospectus be retained for future reference.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

















                THE DATE OF THIS PROSPECTUS IS DECEMBER 10, 1996

                              AVAILABLE INFORMATION

         Timken is an Ohio corporation and has its principal executive offices at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798 (telephone number (330) 438-3000).

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Company's Common Stock is listed on the New York Stock Exchange. Information, as of particular dates, concerning Directors and Officers, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Securities and Exchange Commission, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005. Copies can be obtained by mail from the Securities and Exchange Commission at prescribed rates. Requests should be directed to the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is also subject to the electronic filing requirements of the Securities and Exchange Commission. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission and that is located at http://www.sec.gov.

         The Company undertakes to provide without charge to any person to whom this Prospectus is delivered, upon oral or written request, a copy of the Company's latest annual report to shareholders and a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (See INCORPORATION OF DOCUMENTS BY REFERENCE) not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates. Requests for such copies should be addressed to The Timken Company, Shareholder Relations, GNE-04, 1835 Dueber Avenue, S.W., P.O. Box 6928, Canton, Ohio 44706-0928 (telephone number (330) 471-3376).

                             DESCRIPTION OF THE PLAN

         The following is a question and answer statement of the provisions of The Timken Company Dividend Reinvestment Plan (the "Plan") for shareholders of the Company. Questions and Answers 1 through 25 both explain and constitute the Plan, which was adopted by action of the Company's Board of Directors on December 17, 1981.

                             PURPOSE AND ADVANTAGES

1.       What is the purpose of the Plan?

                  The purpose of the Plan is to provide shareholder participants with a simple and convenient method of investing cash dividends in shares of Common Stock of the Company, without payment of any brokerage commission or service charge. The Plan offers eligible holders an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide holders of Common Stock of the Company with a mechanism for generating assured short-term profits through turnover of shares acquired at a discount. Since such shares of Common Stock will be purchased from the Company, the Company will receive additional funds needed for working capital and for other corporate purposes.

2.       What are the advantages of the Plan?

                  Participants in the Plan may purchase shares of Common Stock of the Company at a 5% discount from the market price by reinvesting cash dividends, as paid from time to time, on all or less than all of the shares of Common Stock registered in their names. There are no brokerage commissions or service charges for purchases under the Plan. Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be credited to accounts. In addition, dividends in respect of such fractions, as well as full shares, will be paid. Participants can avoid the inconvenience and expense of safekeeping certificates for shares credited to their accounts under the Plan. A statement of account will be mailed to each participant following each payment of a dividend to provide simplified record-keeping.

                                 ADMINISTRATION

3.       Who administers the Plan for participants?

                  The Company will administer the Plan, keep records, send statements of account to participants and perform other duties relating to the Plan. Shares purchased pursuant to the Plan will be purchased from the Company and will then be credited to the accounts of the participants by the Company. Normally, certificates for shares purchased under the Plan will not be issued to participants until the participants withdraw from the Plan. However, participants may request, at any time, certificates for any number of whole shares credited to their accounts under the Plan (see Question 15).

                                   ELIGIBILITY

4.       Who is eligible to participate?

                  All holders of record of shares of Common Stock of the Company are eligible to participate in this Plan. Contact the Company in the manner provided in Question 5 for information with regard to participation.

                  The Plan offers eligible holders an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide holders of Common Stock of the Company with a mechanism for generating assured short-term profits through turnover of shares acquired at a discount. Accordingly, the Company reserves the right to modify, suspend or terminate the participation by otherwise eligible shareholders in the Plan or in the purchase price discount feature of the Plan in order to eliminate these practices.

                          PARTICIPATION BY SHAREHOLDERS

5.       How do shareholders participate?

                  An eligible shareholder may join the Plan by completing and signing a shareholder Enrollment Form and returning it to the Company. A shareholder Enrollment Form and a post-paid return envelope may be obtained at any time by writing to The Timken Company Dividend Reinvestment Plan, Shareholder Relations, GNE-04, 1835 Dueber Avenue, S.W., P.O. Box 6928, Canton, Ohio 44706-0928 (telephone number (330) 471-3376).

6.       When may an eligible shareholder join the Plan?

                  An eligible shareholder may join the Plan at any time. If the shareholder's Enrollment Form is received by the Company's dividend record date (dividend record dates normally occur in February, May, August and November), the next dividend paid will be used, pursuant to the Plan, to buy shares of Common Stock. If the Enrollment Form is received after the dividend record date, that dividend will be paid in cash and participation in the Plan will begin with the subsequent cash dividend payment.

7. Can shareholders participate with less than all of their shares of Common Stock?

                  Yes. Eligible shareholders have the option under the Plan to reinvest automatically all or any lesser percentage of cash dividends from shares registered in their names. The percentage participation desired should be specified on the shareholder Enrollment Form. Once the percentage of cash dividends to be reinvested has been selected, that percentage will remain in effect until the election is changed. Therefore, any increase or decrease in the number of shares registered in a participant's name will result in an increase or decrease in the amount of dividends reinvested under the Plan, unless the election is changed accordingly (see Question 8).

8.       Can shareholders change their election under the Plan?

                  Yes. Shareholders may change their election at any time as to the percentage of dividends from shares of Common Stock registered in their names for which they wish to have dividends reinvested under the Plan. To do so, a new shareholder Enrollment Form should be completed and returned to the Company. The answer to Question 5 tells how to obtain an Enrollment Form and return envelope. Any change of election concerning the reinvestment of dividends must be received by the Company's dividend record date to be effective for such dividend.

                                    PURCHASES

9.       When will purchases of Common Stock be made?

                  Moneys otherwise payable as cash dividends on shares registered in the names of participants, to the extent designated for reinvestment, and on shares held by the Company in Plan accounts will be used by the Company on the dividend payment date to purchase additional shares of Common Stock from the Company.

10.      What will be the price of shares purchased under the Plan?

                  The purchase price of the shares of Common Stock purchased under the Plan will be 95% of the arithmetic average of the high and low sale prices of the Company's Common Stock (as published in The Wall Street Journal report of New York Stock Exchange--Composite Transactions, corrected for any reporting errors) for the five trading days preceding the dividend payment date.

                  The price of all shares purchased will be computed to three decimal places.

11. How will the number of shares purchased for each participant be determined?

                  The number of shares that will be purchased with a participant's dividend will depend on the amount of that dividend and the applicable purchase price of the Common Stock. The participant's account will be credited with the number of shares (including any fractional share computed to four decimal places) that results from dividing the amount of dividends to be invested by the applicable purchase price (computed to three decimal places).

                                      COSTS

12.      Are there any costs to participants for purchases under the Plan?

                  No. There are no brokerage fees for purchases because shares are purchased directly from the Company. All costs of administration of the Plan will be paid by the Company.

                                    DIVIDENDS

13.      Will dividends be paid on shares held in Plan accounts?

                  Yes. Cash dividends on full shares, and any fraction of a share, credited to each Plan account are automatically reinvested under the Plan in additional shares of Common Stock and credited to each account.

                             REPORTS TO PARTICIPANTS

14.      What kind of reports will be sent to participants?

                  Following each payment of a dividend, the Company will mail to participants a statement showing amounts invested, the purchase price, the number of shares purchased, the fair market value of the shares purchased and other similar information for the year to date. These statements are the participant's record of the costs of purchases and should be retained for income tax and other purposes. In addition, participants will receive copies of the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.

                             CERTIFICATES FOR SHARES

15. Will participants receive certificates for shares of Common Stock purchased under the Plan?

                  Shares of Common Stock purchased for each account will be registered in the name of the Company, as Agent, and certificates for such shares will not be issued until requested by the participant, or until withdrawal of the participant from the Plan. The total number of shares credited to each account will be shown on the statement of account. This custodial service protects participants against the risk of loss, theft or destruction of stock certificates.

                  Certificates for any number of whole shares of Common Stock credited to an account will be issued to the participant at any time upon written request to the Company. In the case of a request for the issuance of less than all of the shares credited to an account, a participant's shares will be issued in order of purchase, beginning with the oldest on a "First In First Out" (FIFO) basis. Upon registration of such shares in the name of the participant, the shares will no longer be credited to that participant's Plan account. Any remaining full shares and fractions of a share will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. If a participant so requests, after issuance of all full shares in a Plan account, a check will be issued for any remaining fractional share for which the price is at least $1.00. The price of such fractional share will be 100% of the arithmetic average of the high and low sale prices of the Company's Common Stock (as published in The Wall Street Journal report of the New York Stock Exchange--Composite Transactions, corrected for any reporting errors) for the five trading days following the date the request is received by the Company.

16.      May shares held in Plan accounts be pledged?

                  No. To pledge shares credited to a Plan account, the participant must first request certificates for such shares.

17.      In whose name will certificates be registered when issued?

                  When issued upon request, certificates for shares will be registered in the name in which the particular Plan account is maintained. Generally this will be the name or names in which the participant's certificates were registered at the time of enrollment in the Plan.

                            WITHDRAWAL FROM THE PLAN

18.      How do participants withdraw from the Plan?

                  Participants may withdraw from the Plan at any time by sending a written notice requesting withdrawal to the Company at the address specified in answer to Question 5. Upon withdrawal from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to a participant's account under the Plan will be issued; and the participant will receive a check for any remaining fractional share (see Question 15). Checks will not be issued for amounts less than $1.00.

                                OTHER INFORMATION

19. What happens if participants sell or transfer all of the shares registered in their names?

                  If participants dispose of all shares of Common Stock registered in their names, the dividends on the shares credited to their Plan account will continue to be reinvested until they notify the Company that they wish to withdraw from the Plan. However, if there is less than a full share of Common Stock in a participant's Plan account at the time all the shares of Common Stock are disposed of, the participant will be deemed to have withdrawn from the Plan and the participant will receive a check for the remaining fractional share (see Questions 15 and 18). Checks will not be issued for amounts less than $1.00.

20. What happens if the Company issues a stock dividend or declares a stock split?

                  Any shares distributed by the Company, either as a stock dividend on shares (including fractional shares) credited to accounts under the Plan, or upon any split of such shares, will be credited to the Plan accounts. Stock dividends or splits distributed on all other shares held by participants and registered in their names will be mailed directly to the participants.

21. Can participants vote shares in Plan accounts at meetings of shareholders?

                  Yes. Each participant will receive a proxy for the total number of whole shares of Common Stock held--both the shares registered in the participant's name and those credited to the participant's Plan account. The total number of whole shares held may also be voted in person at a meeting.
         Fractional shares held in Plan accounts cannot be voted.

                  If the proxy is not returned or if it is returned unsigned, none of such shares will be voted.

22.      What is the responsibility of the Company under the Plan?

                  The Company is not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt by the Company of notice in writing of such death.

                  THE COMPANY CANNOT ASSURE PARTICIPANTS OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

23. What are the Federal income tax consequences of participation in the Plan?

                  Participants will be treated for Federal income tax purposes as having received a dividend in an amount equal to the full fair market value (irrespective of the 5% discount from the purchase price available under the Plan) on the dividend payment date of the shares purchased with reinvested dividends. The Company intends to treat the fair market value of each such share on such date as equal to the average of the high and low sale prices of the Company's Common Stock on the New York Stock Exchange on such date (or, if the shares are not traded on such date, the average of the high and low sale prices on the trading days immediately preceding and following such date). That amount will be shown on the Company's regular reports to participants and will be supplied, for Federal income tax reporting purposes, on the Forms 1099 delivered to participants each year. The fair market value of the shares on the dividend payment date becomes the participant's tax basis for those shares.

                  The participant's holding period for shares acquired pursuant to the Plan will begin on the day following the purchase of such shares (see Question 9).

                  Participants will not realize any taxable income when they receive certificates for whole shares credited to Plan accounts, either upon request for certain of those shares or upon termination of a shareholder's participation in, or termination of, the Plan. Each participant, however, will realize gain or loss when they sell or otherwise dispose of those shares in a taxable transaction. The amount of such gain or loss will be the difference between the amount received for the shares and the participant's tax basis in such shares. Participants are urged to consult their tax advisors as to the tax consequences of receiving a cash adjustment for a fractional share credited to their account upon termination of their participation in, or termination of, the Plan.

24. How are income tax withholding provisions applied to foreign shareholders?

                  In the case of those foreign shareholders who elect to have their dividends reinvested pursuant to the Plan and whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to be reinvested.

25.      May the Plan be changed or discontinued?

                  The Company reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not affect previously executed transactions. The Company also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan as then in effect) as it deems desirable or appropriate for the administration of the Plan.

                  The Company reserves the right to modify, suspend or terminate the participation by otherwise eligible shareholders in the Plan or in the purchase price discount feature of the Plan if the Company believes in its sole discretion, that such shareholders are using the Plan as a mechanism for generating assured short-term profits through turnover of shares acquired at a discount.

                                 USE OF PROCEEDS

         The Company has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for working capital and for other corporate purposes.

                            DESCRIPTION OF SECURITIES

         Timken is authorized to have outstanding 220,000,000 shares, consisting of 200,000,000 shares of Common Stock, 10,000,000 shares of Class I Serial Preferred Stock without par value ("Class I Serial Preferred") and 10,000,000 shares of Class II Serial Preferred Stock without par value ("Class II Serial Preferred"). All of the presently issued and outstanding shares of Common Stock are, and shares of Common Stock issued pursuant to the Plan will be, fully paid and nonassessable. The Class I Serial Preferred and Class II Serial Preferred are each issuable in one or more series, with such designations, dividend rates, dates at which dividends shall be payable and from which they shall cumulate, redemption rights and prices, sinking fund requirements, liquidation prices, conversion rights and restrictions as the Board of Directors shall fix.

         Each holder of shares of Common Stock is entitled to one vote for each share upon all questions presented to shareholders. Each holder of Class II Serial Preferred is entitled to one vote for each share thereof and generally votes together with the Common Stock as one class on all matters, unless the law provides otherwise. The Class I Serial Preferred is non-voting, except that each class of Preferred is entitled to vote separately to elect two Directors in the event of a default in the payment of six quarters of dividends on any series of such class until no quarterly dividend is in default. In addition, each class has the right to vote separately as a class on certain matters affecting the voting power, rights or preference of that class.

         Article II of Timken's Code of Regulations provides that Timken's Board of Directors shall consist of three classes, each elected in succeeding years for three-year terms. Effective July 24, 1986, Ohio law was amended to permit the Articles of Incorporation of an Ohio corporation to be amended by its shareholders to eliminate cumulative voting in the election of Directors. On April 21, 1987, the shareholders of Timken adopted such an amendment. As a result, no holder of any shares of Timken Common Stock has any right to cumulate voting power in any election of Directors.

         The Common Stock is not subject to redemption and has no conversion rights. Upon liquidation, holders of Common Stock are entitled to receive pro rata all assets of Timken remaining after payment of debts and liquidation preferences relating to the Class I Serial Preferred and the Class II Serial Preferred.

         No holder of Common Stock, Class I Serial Preferred or Class II Serial Preferred has any preemptive rights.

         Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Directors out of funds legally available for the payment of dividends. Holders of the Class I Serial Preferred have preference rights superior to both the holders of Class II Serial Preferred and shares of Common Stock. The Class II Serial Preferred holders have preference rights superior to the holders of Common Stock. The rights of the holders of shares of Common Stock are subordinate to the preference rights of the Preferred as indicated.

         Dividends on both classes of Preferred are cumulative in preference to holders of Common Stock at such rates and from such dates as shall be set by the Directors. Dividend payments (except in shares of a subordinate class of shares) are prohibited to the holders of the subordinate class (nor may Timken repurchase, retire or otherwise acquire any shares of a subordinate class), unless all accrued dividends have been paid to the holders of the superior class and there are no arrearages with respect to any required sinking fund obligation.

         Timken's Amended Articles of Incorporation may be amended by the affirmative vote of a majority of the voting power entitled to vote on the amendment, if such proposal has been recommended by a two-third's vote of the Directors then in office as being in the best interests of Timken and its shareholders. If the Directors do not so recommend the proposal, then a two-third's affirmative vote of the voting power entitled to vote on the amendment is required to amend such Articles.

         On December 18, 1986, Timken adopted a Shareholder Rights Plan pursuant to which each share of Common Stock outstanding on January 6, 1987 has, and each share issued thereafter will have, associated with it one right (a "Right"). Each Right entitles the registered holder to purchase from Timken, at any time after the Distribution Date (as hereinafter defined), one share of Common Stock at a price of $67.50 per share (the "Purchase Price"), subject to adjustment. The Rights will expire on January 6, 1997, unless earlier redeemed or exchanged by Timken as described below. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated as of December 18, 1986, as amended and restated on February 1, 1991, between Timken and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), as Rights Agent (collectively, the "Rights Agents").

         The Rights Agreement provides that initially the Rights will be evidenced by, and transferred with and only with, the Common Stock. Separate certificates for the Rights will not be distributed until the Distribution Date. Until the Distribution Date, the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Distribution Date will occur ten days after a public announcement that (1) a person or group of affiliated or associated persons (an "Acquiring Person") has (a) during any period after December 18, 1986, increased the number of shares of Common Stock beneficially owned by such Acquiring Person or group by an amount equal to or greater than 20% of the outstanding Common Stock; or
(b) acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the outstanding Common Stock (or, in each case, such later dates as the Board of Directors of Timken may specify); or (2) a Triggering Event (as hereinafter defined) has occurred. The Distribution Date can also occur ten days after the commencement of a tender offer or exchange offer for 20% or more of such outstanding Common Stock (or such later date as the Board of Directors of Timken may specify). The earliest of such dates is herein called the "Distribution Date."

         The Purchase Price payable, and the number of shares of Common Stock or amount of property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The basic events which can cause adjustment are: (1) a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock; (2) the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock; or (3) the distribution to holders of the Common Stock of evidences of indebtedness or cash (excluding specified regular periodic cash dividends), assets, stock (other than dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

         In addition, there will be an adjustment in the event that (1) an Acquiring Person merges into Timken and the Common Stock is not changed or exchanged, (2) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or (3) a person or group of affiliated or associated persons shall become the beneficial owner of 32.5% or more of the outstanding Common Stock (collectively, a "Flip-In Event"). If a Flip-In Event occurs, proper provisions will be made so that each holder of a Right will thereafter have the right to receive upon exercise of the Right at the then-current Purchase Price of the Right, that number of shares of Common Stock having a market value of two times the Purchase Price of the Right. However, on the occurrence of such an event, Rights that are beneficially owned by the Acquiring Person at any time after the date upon which the Acquiring Person became an Acquiring Person, will become void.

         An adjustment will also occur following a public announcement that an Acquiring Person has become such upon the happening of any of the following three events: (1) Timken engages in a merger or other business combination transaction in which Timken is not the surviving corporation, other than any merger or combination involving Timken which does not have the effect, directly or indirectly, of increasing or decreasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the surviving corporation that is owned beneficially by any person other than an Acquiring Person; (2) Timken engages in a merger or other business combination transaction in which Timken is the surviving corporation, but in which its Common Stock is changed or exchanged; or (3) 50% or more of Timken's assets or earning power are sold (collectively, a "Flip-Over Event;" Flip-In Events and Flip-Over Events are referred to herein collectively as "Triggering Events"). If a Flip-Over Event occurs, proper provisions will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise of the Right at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the Purchase Price of the Right. In certain circumstances, instead of shares of common stock, the holder of a Right would receive an economically equivalent security or securities of the surviving, resulting or acquiring person. As was the case above, Rights that are or were beneficially owned by an Acquiring Person at any time after the date upon which such Acquiring Person became an Acquiring Person, will become void.

         At any time prior to the later of the Distribution Date or the date of public announcement that an Acquiring Person has become such, Timken may redeem the Rights in whole, but not in part, at a price of $.025 per Right (the "Redemption Price") payable in cash, shares of Common Stock or other consideration. Immediately upon the action of the Directors of Timken causing the redemption of the Rights, the right to exercise the Rights will terminate and the sole right of the holders of Rights will be to receive the Redemption Price.

         Following the later of the first occurrence of a Triggering Event or the Distribution Date, Rights may be exercised, at the option of the holder thereof, without the payment of the Purchase Price in cash that would otherwise be required. In any such case, the number of securities which such person would otherwise be entitled to receive upon the exercise of such Rights will be reduced as provided in the Rights Agreement.

         The Board of Directors of Timken may, at its option, at any time after the later of the Distribution Date or the first occurrence of a Triggering Event and prior to the time that a person or group has acquired or obtained the right to acquire 50% or more of the outstanding Common Stock, exchange all or part of the exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no right as a shareholder of Timken, including, without limitation, the right to vote or to receive dividends.

         The Rights Agreement may be amended by Timken and the Rights Agent without the approval of any holders of Rights at any time and from time to time, provided that the amendment will not adversely affect the interest of holders of Rights.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, have been filed by the Company with the Securities and Exchange Commission and are incorporated herein by reference:

         All documents filed pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     EXPERTS

         The consolidated financial statements of Timken for the year ended December 31, 1995, appearing or incorporated by reference in Timken's Annual Report (Form 10-K), have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

THE TIMKEN COMPANY
1835 DUEBER AVENUE, S.W.
CANTON, OHIO  44706-2798
(330) 438-3000

         No person has been authorized to give any information or to make any representations not contained in the Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by The Timken Company.

                               THE TIMKEN COMPANY
                           DIVIDEND REINVESTMENT PLAN
                                  COMMON STOCK
                               (WITHOUT PAR VALUE)


                                   PROSPECTUS


                                DECEMBER 10, 1996

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses (other than underwriting discounts and commissions) to be borne by The Timken Company (the "Company") in connection with the issuance of the Common Stock. All amounts, except the registration fee, are estimates.



                  Registration Fee ...........       $6,931.82
                  Accounting Fees and Expenses        3,000.00
                  Legal Fees and Expenses ....        3,000.00
                  Miscellaneous Expenses .....        2,500.00



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1 of Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in the Company's Form 10-K for the period ended December 31, 1992, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

         The Company has entered into contracts with certain of its directors and officers that indemnify then against many of the types of claims that may be made against them. The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Article IV of the Company's Amended Code of Regulations.

ITEM 16.  EXHIBITS.

         4(a) Amended Articles of Incorporation of the Company effective April 16, 1996 (filed as Exhibit 4(a) to the Company's Form S-8 dated April 16, 1996 (Registration No. 333-02553) and incorporated herein by reference).

         4(b) Amended Code of Regulations of the Company effective April 21, 1987, were filed with Form 10-K for the period ended December 31, 1992, and are incorporated herein by reference.

         4(c) The Timken Company Dividend Reinvestment Plan (included as part of the Prospectus contained herein).

         4(d) Rights Agreement dated December 18, 1986, as amended and restated on February 1, 1991, between the Company and First Chicago Trust Company (formerly Morgan Shareholder Services Trust Company) (filed with the Company's Report on Form 8-K, dated February 1, 1991, and incorporated herein by reference).

         5        Opinion of Counsel

         23(a)    Consent of Independent Auditors

         23(b)    Consent of Counsel (included in Exhibit 5 hereto)

         24       Power of Attorney

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3), of the Securities Act of 1933; (ii) to reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANTON, STATE OF OHIO, ON THIS 4TH DAY OF DECEMBER 1996.

                               THE TIMKEN COMPANY



                                By: /s/ Gene E. Little
                                   ------------------------------
                                   G. E. Little
                                   Vice President - Finance

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 4, 1996.



               Signature                              Title
               ---------                              -----

                    *                      Chairman - Board of Directors;
           ---------------------           Director
           W. R. Timken, Jr.

                    *                      President and Chief Executive
           ---------------------           Officer; Director (Principal
           Joseph F. Toot, Jr.             Executive Officer)


                    *                      Vice President - Finance
           ---------------------           (Principal Financial Officer and
           Gene E. Little                  Principal Accounting Officer)


                    *                      Director
           ---------------------
           J. Clayburn LaForce, Jr.

                    *                      Director
           ---------------------
           Stanley C. Gault

                    *                      Director
           ---------------------
           Jay A. Precourt

                    *                      Director
           ---------------------
           Robert Anderson

                    *                      Director
           ---------------------
           Robert W. Mahoney

                    *                      Director
           ---------------------
           Martin D. Walker

                    *                      Director
           ---------------------
           John M. Timken, Jr.

                    *                      Director
           ---------------------
           Ward J. Timken

                    *                      Director
           ---------------------
           Charles H. West

                    *                      Director
           ---------------------
           Alton W. Whitehouse




* This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Gene E. Little, Vice President - Finance of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.


DATED:   December 4, 1996                  By:  /s/ Gene E. Little
                                               --------------------------------
                                               Gene E. Little, Attorney-in-Fact

                                  EXHIBIT INDEX








Exhibit
Number           Exhibit Description
------           -------------------

4(a) Amended Articles of Incorporation of the Company effective April 16, 1996 (filed as Exhibit 4(a) to the Company's Form S-8 dated April 16, 1996 (Registration No. 333-02553), and incorporated herein by reference).

4(b) Amended Code of Regulations of the Company effective April 21, 1987, were filed with Form 10-K for the period ended December 31, 1992, and incorporated herein by reference.

4(c)             The Timken Company Dividend Reinvestment Plan
                 (included as part of the Prospectus contained herein).

4(d) Rights Agreement dated December 18, 1986, as amended and restated on February 1, 1991, between the Company and First Chicago Trust Company
                 (formerly Morgan Shareholder Services Trust
                 Company) filed with the Company's Report on Form
                 8-K dated February 1, 1991, and incorporated herein by reference).

5                Opinion of Counsel

23(a)            Consent of Independent Auditors

23(b)            Consent of Counsel (included in Exhibit 5 hereto)

24               Power of Attorney